UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  February 23, 2009
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


              001-09293                        73-1016728
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      (Commission File Number)      (IRS Employer Identification No.)


                   One Pre-Paid Way
                        Ada, OK                           74820
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       (Address of Principal Executive Offices)        (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On February 23, 2009, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months and year ended December 31, 2008. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

     The following exhibits are included with this report:

   Exhibit No.                   Description
   -----------                   -----------

       99.1         Company Press Release dated February 23, 2009


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                                   By:  /s/ Randy Harp
                                      ------------------------------------------
                                        Randy Harp, Chief Operating Officer

Date:  February 23, 2009



For Release 8:30 a.m. Eastern                      Company      Steve Williamson
Monday, February 23, 2009                          Contact:       (580) 436-1234

                 Pre-Paid Legal Announces 2008 Year-End Results
                 and Additional Share Repurchase Authorization
                                   -- -- --
             16th Consecutive Year of Increased Membership Revenues
                                   -- -- --
                 2008 Membership Revenues Up 2%; 2008 EPS Up 30%

ADA, OK, February 23, 2009 - Pre-Paid Legal Services, Inc. (NYSE:PPD), announced results for the fourth quarter and year ended December 31, 2008. Net income for the fourth quarter of 2008 increased 26% to $14.7 million from $11.7 million for the prior year's fourth quarter due to a fourth quarter 2007 charge of $2.9 million relating to income taxes. Diluted earnings per share for the 2008 fourth quarter increased 38% to $1.27 per share from 92 cents per share for the prior year's comparable quarter due to an increase in net income of 26% and a decrease of 9% in the weighted average outstanding shares. Membership revenues in the fourth quarter of 2008 increased slightly to $109.0 million compared to $108.9 million for the same period last year.

Net income for the full year of 2008 increased 18% to $60.2 million from $51.2 million for 2007. Diluted earnings per share for 2008 increased 30% to $5.04 per share from $3.88 per share for the prior year due to increased net income of 18% and a 10% decrease in the weighted average number of outstanding shares. Membership revenues for 2008 were up 2% to $436.8 million from $427.4 million for the prior year marking the sixteenth consecutive year of increased membership revenue.

Net cash provided by operating activities decreased 4% to $64.3 million for 2008 from $67.2 million for 2007. During 2008, we purchased and formally retired 1,053,614 shares of our common stock for $44.7 million, or an average price of $42.44 per share. From April 1999 to year-end 2008, we invested $407.1 million in the repurchase of 13.7 million shares at an average price of $29.62 per share, reducing the number of shares outstanding at year-end 2008 to 11.4 million. At December 31, 2008, we had $59.7 million of debt outstanding and $60.0 million in cash and cash equivalents and unpledged investments.

Fourth quarter 2008 membership fees decreased slightly to $109.0 million compared to $109.3 million for the 2008 third quarter while associate services revenues declined to $5.0 million compared to $6.2 million in the third quarter of 2008. Commissions decreased 8% while associate services and direct marketing expenses increased approximately 4%. Membership benefits were 35% of membership fees for the 2008 fourth quarter compared to 34% for the third quarter of 2008. General and administrative expenses were 13% and 11%, of membership fees, respectively, for the two periods.

Our Board of Directors has authorized an additional repurchase of 1 million shares, as we have purchased virtually all of our previously announced stock repurchase authorizations totaling 14 million shares. We expect to continue our purchases after our earnings call later this week as we have funds available for share repurchases of approximately $11 million. Purchases will be made at prices that we consider attractive. No time limit has been set for completion of the additional share repurchases.

We will conduct a conference call to present the year-end results on Wednesday, February 25, 2009 at 8:30 a.m. Eastern Time. The conference call will be web cast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (719) 325-4777. Audio replay will be available beginning at 11:30 a.m. Eastern Time on February 25, 2009 and will run through midnight Friday, March 6, 2009 by dialing (719) 457-0820; pass code for the replay is 7248731. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Us
--------
We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of more than 50 independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

Forward-Looking Statements
--------------------------
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to significantly increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2007 Form 10-K and pages 7 and 8 of our September 30, 2008 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.




PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)


                                        (Dollars and shares in 000s, except per share amounts)


                                                                        Three Months              Year Ended
                                                                     Ended December 31,          December 31,
                                                                  ------------------------ ---------------------------
                                                                      2008        2007         2008         2007
                                                                  ------------ ------------- ------------ ------------
Revenues:
  Membership fees..............................................   $   108,994  $   108,898   $ 436,778    $ 427,428
  Associate services...........................................         4,952        6,048      23,534       25,112
  Other........................................................           962        1,122       4,177        4,549
                                                                  ------------ ------------- ------------ ------------
                                                                      114,908      116,068     464,489      457,089
                                                                  ------------ ------------- ------------ ------------
Costs and expenses:
  Membership benefits..........................................        37,619       37,639     150,318      148,792
  Commissions..................................................        31,060       32,172     126,758      130,593
  Associate services and direct marketing......................         5,591        6,916      23,582       28,875
  General and administrative...................................        14,155       10,627      53,021       50,474
  Other, net...................................................         3,277        3,220      13,413       13,841
                                                                  ------------ ------------- ------------ ------------
                                                                       91,702       90,574     367,092      372,575
                                                                  ------------ ------------- ------------ ------------

Income before income taxes.....................................        23,206       25,494      97,397       84,514
Provision for income taxes.....................................         8,474       13,772      37,225       33,312
                                                                  ------------ ------------- ------------ ------------
Net income.....................................................   $    14,732  $    11,722 $    60,172  $    51,202
                                                                  ------------ ------------- ------------ ------------

Basic earnings per common share................................   $     1.28   $      .92  $     5.05   $     3.89
                                                                  ------------ ------------- ------------ ------------

Diluted earnings per common share..............................   $     1.27   $      .92  $     5.04   $     3.88
                                                                  ------------ ------------- ------------ ------------

Weighted average number of shares:
  Basic........................................................        11,547       12,727      11,916       13,151
  Diluted......................................................        11,561       12,752      11,934       13,197


Net cash provided by operating activities...............................................     $   64,317   $   67,178
Net cash (used in) provided by investing activities.....................................     $   (4,411)  $   30,064
Net cash used in financing activities...................................................     $  (58,319)  $  (84,332)


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